Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2014 SECOND QUARTER FINANCIAL RESULTS

Net Sales of $17.8 million; Diluted Loss per Share of $0.07

San Diego, CA – November 7, 2013 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2014 second quarter ended September 30, 2013.

Key Fiscal 2014 Second Quarter Highlights:

•	Net sales in the quarter declined 43% to $17.8 million, as the Company’s sales to North America declined 51% and sales to Europe and APAC each declined 37%;

•	Gross margin was 26.7%, compared to 28.8% in the second quarter last year;

•	Total operating expenses decreased slightly year-over-year to $8.4 million;

•	Diluted loss per share of $0.07 compared to diluted loss per share of $0.01 in the second quarter last year;

•	Net position of bank loan, less cash, was $11.4 million at September 30, 2013, compared to $6.1 million at March 31, 2013 and $19.3 million at September 30, 2012;

•	Shipped the TRITTON® Pro+ True 5.1 Surround Sound Headset for Windows® PC and Mac;

•	Shipped the S.T.R.I.K.E.3™ Professional Gaming Keyboard for Windows® PC;

•	Announced the Force Feedback Racing Wheel for Xbox One™;

•	Entered into an agreement with Electronics Arts to create a range of Titanfall™-branded gaming products around the Company’s TRITTON gaming headsets, R.A.T.™ mice, S.T.R.I.K.E.™ keyboards, F.R.E.Q.™ gaming headsets and G.L.I.D.E.™ gaming surfaces; and

•	Began taking pre-orders for the Mad Catz M.O.J.O. Android™ Micro Console, which is expected to begin shipping in limited quantities on December 10, 2013.

Summary of Financials

(in US$ thousands, except margins and per-share data)

	Three Months			Six Months
	Ended September 30,			Ended September 30,
	2013	2012	Change	2013	2012	Change
Net sales	$17,839	$31,215	(43)%	$36,523	$53,037	(31)%
Gross profit	4,770	8,987	(47)%	10,135	15,262	(34)%
Total operating expenses	8,387	8,475	(1)%	15,870	16,442	(3)%

Operating (loss) income	(3,617)	512	(806)%	(5,735)	(1,180)	386%

Net loss	($4,545)	($450)	910%	($6,610)	($2,167)	205%

Net loss per share, basic and diluted	($0.07)	($0.01)	600%	($0.10)	($0.03)	233%

Gross margin	26.7%	28.8%	(2.1)%	27.7%	28.8%	(1.1)%
EBITDA (loss) (1)	($3,569)	$993	(459)%	($4,963)	$628	(890)%
Adjusted EBITDA (loss) (1)	($3,005)	$1,556	(293)%	($4,130)	$1,666	(348)%

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 7.

Commenting on the results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “Our fiscal 2014 second quarter results were significantly impacted by the ongoing console transition around the upcoming launch of the Xbox One and PlayStation 4 gaming consoles. Sales were generally down across the board during the quarter, with Saitek-branded PC and Mac products being the one of our three brands showing a gain over the prior year. Our Tritton headset business was impacted by a significant shift towards lower price point products, while sales of our legacy controller products and non-recurring games, specifically Damage Inc., also contributed to the decline in net sales.”

Summary of Key Sales Metrics

	Three Months			Six Months
	Ended September 30,			Ended September 30,
(in US$ thousands)	2013	2012	Change	2013	2012	Change
Net Sales by Geography
Europe	$9,477	$14,970	(37)%	$19,592	$24,766	(21)%
North America	6,718	13,643	(51)%	13,318	24,082	(45)%
APAC	1,644	2,602	(37)%	3,613	4,189	(14)%

Total	$17,839	$31,215	(43)%	$36,523	$53,037	(31)%

Sales by Platform as a % of Gross Sales
PC and Mac	49%	31%		48%	33%
Universal	30%	24%		28%	26%
Xbox 360	11%	32%		14%	30%
Playstation 3	6%	10%		8%	8%
All Others	4%	3%		2%	3%

Total	100%	100%		100%	100%

Sales by Product Category as a % of Gross Sales
Audio	41%	44%		43%	44%
Mice and Keyboards	32%	20%		31%	20%
Specialty Controllers	16%	14%		17%	14%
Accessories	8%	7%		7%	8%
Controllers	1%	5%		1%	7%
Games and Other	2%	10%		1%	7%

Total	100%	100%		100%	100%

Sales by Brand as a % of Gross Sales
Mad Catz	49%	51%		48%	49%
Tritton	37%	39%		38%	40%
Saitek	13%	8%		12%	9%
Other	1%	2%		2%	2%

Total	100%	100%		100%	100%

“The video game industry and Mad Catz are in front of a major milestone as the 2013 holiday season approaches and I am confident that our newest products position us to benefit from this inflection point as the console transition and rapidly growing appeal of mobile gaming gain traction. We are excited by the opportunities the Xbox One and PlayStation 4 consoles will bring and believe our products will make a positive contribution to sales as the new consoles roll out creating a spur in sales of products for both legacy and new consoles. In addition, we believe our GameSmart initiative, including our M.O.J.O. micro console for Android, will position us for the emergence of a new industry segment for mobile products.”

Mr. Richardson concluded, “The recent announcements from Apple and Google introducing support for gaming peripherals establishes the infrastructure to support a core gaming experience on mobile. As game developers begin to take advantage of the full potential of the new operating systems, our GameSmart initiative will be well positioned to fully leverage this emerging opportunity with its one-of-a kind ecosystem of gaming accessories.”

Karen McGinnis, Chief Financial Officer of Mad Catz, added, “Fiscal 2014 second quarter net sales were affected by general weakness around the globe. On a category basis, sales of our mice and keyboards were essentially flat with the prior year quarter driven by better-than-expected gaming keyboard sales which offset weaker sales of gaming mice. Sales of our Saitek-branded products were up slightly over the prior year while our Tritton and Mad Catz-branded audio products were significantly affected by the console transition and a consumer shift towards lower price point headsets. Due to our second quarter financial results, we were in violation of the fixed charge covenant ratio in our Credit Facility as of

September 30, 2013. However, we were successful in obtaining a waiver and entered into an amendment of the Credit Facility. The amendment removed the quarterly fixed charge coverage ratio requirement through March 31, 2014, established new monthly financial covenants through May 31, 2014, increased the interest rate, and lowered the inventory sublimit and overall availability on the line of credit.”

The Company will host a conference call and simultaneous webcast on November 7, 2013, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2915. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or for 7 days via telephone at (800) 633-8284 (reservation #21682087) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:

Karen McGinnis

Chief Financial Officer

Mad Catz Interactive, Inc.

kmcginnis@madcatz.com or (619) 683-9830

Joseph Jaffoni, Norberto Aja, Jim Leahy

JCIR

mcz@jcir.com or (212) 835-8500

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands of U.S. dollars, except share and per share data)

(unaudited)

	Three Months		Six Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Net sales	$17,839	$31,215	$36,523	$53,037
Cost of sales	13,069	22,228	26,388	37,775

Gross profit	4,770	8,987	10,135	15,262

Operating expenses:
Sales and marketing	3,923	4,000	6,829	7,239
General and administrative	3,015	2,820	6,248	5,776
Research and development	1,167	1,217	2,178	2,238
Acquisition related items	53	206	152	724
Amortization of intangibles	229	232	463	465

Total operating expenses	8,387	8,475	15,870	16,442

Operating (loss) income	(3,617)	512	(5,735)	(1,180)
Other (expense) income:
Interest expense, net	(135)	(251)	(253)	(520)
Foreign currency exchange (loss) gain, net	(392)	(250)	(416)	6
Change in fair value of warrant liability	(317)	(120)	(334)	70
Other income	26	12	97	77

Total other expense	(818)	(609)	(906)	(367)

Loss before income taxes	(4,435)	(97)	(6,641)	(1,547)
Income tax (expense) benefit	(110)	(353)	31	(620)

Net loss	($4,545)	($450)	($6,610)	($2,167)

Net loss per share:

Basic and diluted	($0.07)	($0.01)	($0.10)	($0.03)

Weighted average common shares outstanding:

Basic and diluted	63,689,909	63,467,779	63,584,235	63,465,104

Consolidated Balance Sheets

(in thousands of U.S. dollars)

(unaudited)

	September 30,	March 31,
	2013	2013
ASSETS
Current assets:
Cash	$1,907	$2,773
Accounts receivable, net	10,025	13,884
Other receivables	2,377	1,374
Inventories	27,743	23,795
Deferred tax assets	251	257
Income tax receivable	366	344
Prepaid expenses and other current assets	3,771	2,711

Total current assets	46,440	45,138
Deferred tax assets	381	370
Other assets	368	359
Property and equipment, net	2,783	2,977
Intangible assets, net	3,221	3,679

Total assets	$53,193	$52,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan	$13,270	$8,888
Accounts payable	18,758	15,573
Accrued liabilities	6,353	6,652
Contingent consideration	1,277	1,650
Income taxes payable	0	258

Total current liabilities	39,658	33,021
Contingent consideration	1,089	2,214
Warrant liability	483	149
Deferred tax liabilities	154	152
Other long-term liabilities	50	109

Total liabilities	$41,434	$35,645

Shareholders’ equity:
Common stock	60,637	60,102
Accumulated other comprehensive loss	(2,745)	(3,701)
Accumulated deficit	(46,133)	(39,523)

Total shareholders’ equity	11,759	16,878

Total liabilities and shareholders’ equity	$53,193	$52,523

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

(unaudited)

	Six Months
	Ended September 30,
	2013	2012
Operating activities:
Net loss	(6,610)	($2,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,409	1,563
Amortization of deferred financing fees	16	92
Provision for deferred income taxes	(2)	(13)
Stock-based compensation	347	384
Contingent consideration, net of payments	(711)	170
Change in fair value of warrant liability	334	(70)
Changes in operating assets and liabilities:
Accounts receivable	4,105	(8,352)
Other receivables	(940)	(87)
Inventories	(3,697)	3,191
Prepaid expenses and other current assets	(992)	(677)
Other assets	(65)	(9)
Accounts payable	3,332	2,593
Accrued liabilities	(280)	87
Income taxes receivable/payable	(262)	(300)

Net cash used in operating activities	(4,016)	(3,595)

Investing activities:
Purchases of property and equipment	(690)	(566)

Net cash used in investing activities	(690)	(566)

Financing activities:
Borrowings on bank loan	34,417	39,153
Repayments on bank loan	(30,035)	(33,926)
Payment of financing costs	(15)	(100)
Payment of contingent consideration	(787)	(888)
Proceeds from exercise of stock options	188	7

Net cash provided by financing activities	3,768	4,246

Effects of foreign currency exchange rate changes on cash	72	(13)

Net (decrease) increase in cash	(866)	72
Cash, beginning of period	2,773	2,474

Cash, end of period	$1,907	$2,546

Supplementary Data

EBITDA and Adjusted EBITDA Reconciliation (non-GAAP)

(in thousands of U.S. dollars)

(unaudited)

	Three Months		Six Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
Net loss	($4,545)	($450)	($6,610)	($2,167)
Adjustments:
Interest expense, net	135	251	253	520
Income tax expense (benefit)	110	353	(31)	620
Depreciation and amortization	731	839	1,425	1,655

EBITDA (loss)	(3,569)	993	(4,963)	628
Stock-based compensation	194	237	347	384
Change in fair value of warrant liability	317	120	334	(70)
Acquisition related items	53	206	152	724

Adjusted EBITDA (loss)	($3,005)	$1,556	($4,130)	$1,666

EBITDA, a non-GAAP financial measure, represents net loss before interest, taxes, and depreciation and amortization. Beginning in the second quarter of fiscal 2014, we revised our calculation of Adjusted EBITDA to exclude stock-based compensation, the gain/loss on the change in the fair value of the related warrant liability, goodwill impairment, if any, and acquisition related items. We believe that excluding these non-operating, non-cash items from EBITDA better reflects our underlying performance than the previously calculated EBITDA. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.